EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-39549 and 333-67797) and Form S-8 (Nos. 2-95451, 33-25218, 33-44191, 33-50847, 33-50849, 33-58778, 333-15189,
333-152259, 333-38713, 333-38881, 333-42683, 333-45187, 333-82679, 333-82677,
and 333-71419) of PE Corporation of our reports dated July 30, 1999 on the combined financial statements of PE Biosystems Group, the combined financial statements of Celera Genomics Group and the consolidated financial statements of PE Corporation, which appear in the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our reports dated July 30, 1999 relating to the Financial Statement Schedules, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP

Stamford, Connecticut
September 23, 1999